Exhibit 10.17(b)

AMENDMENT TO EMPLOYMENT AGREEMENT

FOR

WILLIAM F. USSERY

The parties hereto agree to amend the Employment Agreement between Oglethorpe Power Corporation (An Electric Membership Corporation) (“Company”) and William F. Ussery (“Employee”) dated as of January 1, 2007 (the “Agreement”) to change the notice period relating to automatic renewals each year from November 30th to December 31st.

The current Section 1(a) of the Agreement will be replaced by the following language:

(a)                                 Automatic Renewal.  This Agreement shall be automatically extended for an unlimited number of one-year periods, unless on or before December 31st (twelve (12) months before the expiration of any extended term), either Party to the Agreement provides the other written notice of its desire not to automatically renew this Agreement.”

So agreed, effective as of January 7, 2016.

Employee:	Company:

/s/ William F. Ussery	/s/ Michael L. Smith
William F. Ussery	Michael L. Smith
President and Chief Executive Officer